Form 10-K, Exhibit 13
period 2004-09-30
CRUSADE GLOBAL TRUST NO 1 OF 2003
filed 2004-12-15
CIK 1286560

EXHIBIT 13.1


                               Noteholders Report
                        Crusade Global Trust No.1 of 2003
           Aggregate Totals For Fiscal Year 1 Oct 2003 to 30 Sept 2004



NOTES
                                                         --------------------------------------------------------------
                                                         FV Outstanding (USD)   Bond Facor as at      Coupon Rate as at
                                                         as at Sept 30, 2004     Sept 30, 2004           Sept 30, 2004
                                                         -------------------    ----------------      -----------------

Class A Notes                                               615,593,214.04          58.627925%              1.35000%
-----------------------------------------------------------------------------------------------------------------------

                                                         --------------------------------------------------------------
                                                         FV Outstanding (AUD)   Bond Facor as at      Coupon Rate as at
                                                         as at Sept 30, 2004     Sept 30, 2004           Sept 30, 2004
                                                         -------------------    ----------------      -----------------
Class B Notes                                                26,000,000.00         100.000000%               6.1800%
-----------------------------------------------------------------------------------------------------------------------
Class C Notes                                                 9,000,000.00         100.000000%                6.3800%
-----------------------------------------------------------------------------------------------------------------------



NOTES
                                                         --------------------------------------------------------------
                                                           Interest Payments         Principal
                                                                (USD)           Distribution (USD)    Charge Offs (USD)
                                                         -------------------    -----------------     -----------------

Class A Notes                                                10,755,799.70        310,231,135.93             0.00
-----------------------------------------------------------------------------------------------------------------------

                                                         --------------------------------------------------------------
                                                           Interest Payments         Principal
                                                                (AUD)           Distribution (USD)    Charge Offs (USD)
                                                         -------------------    -----------------     -----------------
Class B Notes                                                 1,537,004.60                  0.00             0.00
Class C Notes                                                   550,188.00                  0.00             0.00
-----------------------------------------------------------------------------------------------------------------------


PRINCIPAL COLLECTIONS INFORMATION IN AUD

Scheduled Principal Payments                                   33,076,400.29
Unscheduled Principal Payments                                511,941,586.38
Redraws                                                        29,033,456.91

Principal Collections                                         515,984,529.76


TOTAL AVAILABLE PRINCIPAL IN AUD

Principal Collections                                         515,984,529.76
Principal Charge Offs                                                   0.00
Principal Draw                                                          0.00
Payback of Principal Draw                                       3,230,760.50

Total Available Principal                                     519,215,290.26

Principal Distributed                                         519,215,290.26
Principal Retained                                                      0.00


TOTAL AVAILABLE FUNDS IN AUD

Available Income                                              99,650,257.99
Principal Draw                                                         0.00
Payback of Principal Draw                                     -3,230,760.50
Liquidity Draw                                                         0.00

Total Available Funds                                         96,419,497.49


REDRAW & Liquidity Facilities in AUD

Redraw Shortfall                                                       0.00
Redraw Carryover Charge Offs                                           0.00

Liquidity Draw                                                         0.00
Liquidity Shortfall                                                    0.00